Exhibit 4.2.3

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

SECOND AMENDMENT, dated as of May 15, 2003 (this “Amendment”), to the Loan and Security Agreement, dated as of January 6, 2003, as amended by the First Amendment dated as of February 25, 2003 (as amended, the “Loan Agreement”), by and among, on the one hand, the lenders identified on the signature pages thereof (each a “Lender” and collectively, the “Lenders”), and FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders (“Agent”), and, on the other hand, NUMATICS, INCORPORATED, a Michigan corporation (“Parent”), each of Parent’s domestic Subsidiaries identified on the signature pages thereof (together with Parent, each a “U.S. Borrower”, and collectively, the “U.S. Borrowers”), NUMATICS LTD., a corporation organized under the laws of Canada (“Canadian Borrower”), and NUMATICS GMBH, a corporation organized under the laws of Germany (“German Borrower” and together with the U.S. Borrowers and the Canadian Borrower, each a “Borrower” and collectively, the “Borrowers”).

WHEREAS, the Borrowers, the Agent and the Lenders are willing to amend the Loan Agreement;

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Definitions. Any capitalized term used herein and not defined herein shall have the meaning assigned to it in the Loan Agreement.

2. Existing Definition. The definition of “Loan Documents” in Section 1.1 of the Loan Agreement is amended in its entirety to read as follows:

“‘Loan Documents’ means this Agreement, the Bank Product Agreements, the Canadian Security Documents, the Cash Management Agreements, the Contribution Agreement, the Control Agreements, the Copyright Security Agreement, the Disbursement Letter, the Due Diligence Letter, the Fee Letter, the German Security Documents, the Intercompany Subordination Agreement, the Letters of Credit (including the Tennessee IRB Letter of Credit), the Mortgages, the Officers’ Certificate, the Patent Security Agreement, the Pledge Agreement, the Shareholder Subordination Agreements, the Tennessee IRB Pledge Agreement, the Trademark Security Agreement, any note or notes executed by a Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by a Loan Party and the Lender Group in connection with this Agreement.”

3. New Definitions. The following definitions are hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order:

“‘Tennessee IRB Advance’ has the meaning set forth in Section 2.12(g).”

“‘Tennessee IRB Letter of Credit’ means the Letter of Credit issued in favor of the Tennessee IRB Trustee by Wells Fargo at the request of Agent and for the account of Parent in the amount of $2,590,411.”

“‘Tennessee IRB Pledge Agreement’ means a pledge and security agreement, in form and substance satisfactory to Agent, executed and delivered by Parent and the Tennessee IRB Trustee, with respect to the pledge of Bonds (as defined in the Tennessee IRB) repurchased by Parent pursuant to the terms of the Tennessee IRB.”

“‘Tennessee IRB Remarketing Proceeds’ has the meaning set forth in Section 2.12(g).”

“‘Tennessee IRB Trustee’ means Bank One Trust Company, N.A., or any successor trustee under the Tennessee IRB.”

4. Letters of Credit. Section 2.12 of the Loan Agreement is hereby amended by adding the following subsection (g):

“(g) With respect to the Tennessee IRB Letter of Credit or any L/C issued in replacement thereof or supplement thereto, in the event a draw is made under such L/C as a result of a tendering of the Bonds (as defined therein), which is not reimbursed by Borrowers and the amount of such draw is then, in accordance with the terms of this Agreement, deemed an Advance (“Tennessee IRB Advance”), Borrowers agree that any remarketing or similar proceeds received by any Borrower, net of any applicable expenses, with respect to any remarketed Bonds (“Tennessee IRB Remarketing Proceeds”) shall immediately be remitted to Agent for application to the Tennessee IRB Advance or as may otherwise be required by the terms of this Agreement. The aggregate amount of any Tennessee IRB Remarketing Proceeds or other amounts received by Agent and applied to the Tennessee IRB Advance shall thereafter become a reserve against Availability in such amount, which Availability reserve shall remain in effect until the earlier to occur of: (a) the reinstatement of the Tennessee IRB Letter of Credit in connection with a remarketing of the Bonds or (b) the termination of Parent’s and all Borrowers’ obligations under that certain Loan Agreement between the Industrial Development Board of Williamson County, Tennessee and Parent, dated December 1, 1996, relating to the Bonds.”

5. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions precedent (the date such conditions are fulfilled or waived by the Agent is hereafter referred to as the “Amendment Effective Date”):

(a) The representations and warranties contained herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant hereto on or prior to the Amendment Effective Date shall be true and correct in all material respects on and as of the Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such date).

(b) No Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date, or result from this Amendment becoming effective in accordance with its terms.

(c) The Agent and the Lenders shall have executed this Amendment and received a counterpart of this Amendment, which bears the signature of each Borrower.

6. Representations and Warranties. Each Borrower hereby represents and warrants to the Agent and the Lenders as follows:

(a) The representations and warranties herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant hereto on or prior to the Amendment Effective Date are true and correct in all material respects on and as of the Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties are true and correct in all material respects on and as of such date).

(b) No Default or Event of Default has occurred and is continuing or would result from this Amendment becoming effective in accordance with its terms.

(c) Each Borrower (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to execute, deliver and perform this Amendment and to perform the Loan Agreement, as amended hereby, and (iii) is duly qualified to do business in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified could not be expected to have a Material Adverse Change.

(d) The execution, delivery and performance by each Borrower of this Amendment and the performance by each Borrower of the Loan Agreement, as amended by this Amendment, (i) have been duly authorized by all necessary action, and (ii) do not and will not contravene such Borrower’s Governing Documents.

(e) The execution, delivery, and performance by each Borrower of this Amendment and the performance by each Borrower of the Loan Agreement, as amended by this Amendment, do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

(f) This Amendment and the Loan Agreement, as amended by this Amendment, when executed and delivered by each Borrower will be the legally valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with their respective terms.

7. Miscellaneous.

(a) Continued Effectiveness of the Loan Agreement. Except as otherwise expressly provided herein, (i) the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date (A) all references in the Loan Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment and (B) all references in the other Loan Documents to the “Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment, (ii) to the extent that the Loan Agreement or any other Loan Document purports to pledge to Agent, or to grant to Agent a security interest in or lien on, any collateral as security for the Obligations, such pledge or grant of a security interest or lien is hereby ratified and confirmed in all respects, and (iii) the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agent or the Lenders under the Loan Agreement or any other Loan Document, nor constitute an amendment of any provision of the Loan Agreement or any other Loan Document.

(b) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment.

(c) Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d) Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

(e) Costs and Expenses. The Borrowers agree to pay on demand all fees, costs and expenses of the Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment and any other related agreements, instruments and documents.

(f) Amendment as Loan Document. Each Borrower hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement if any representation or warranty made by any Borrower under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made.

(g) No Waiver. This Amendment is not a waiver of, or consent to, any Default or Event of Default now existing or hereafter arising under the Loan Agreement or any other Loan Document and the Agent and the Lenders expressly reserve all of their rights and remedies under the Loan Agreement and the other Loan Documents, under applicable law or otherwise.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BORROWERS:

NUMATICS, INCORPORATED
a Michigan corporation

By:	/s/ Robert P. Robeson
Name:	Robert P. Robeson
Title:	Vice President

MICRO-FILTRATION, INC.
a Michigan corporation

By:	/s/ Robert P. Robeson
Name:	Robert P. Robeson
Title:	Secretary

NUMATION, INC.
a Michigan corporation

By:	/s/ Robert P. Robeson
Name:	Robert P. Robeson
Title:	Secretary

NUMATECH, INC.
a Michigan corporation

By:	/s/ Robert P. Robeson
Name:	Robert P. Robeson
Title:	Secretary

ULTRA AIR PRODUCTS, INC.
a Michigan corporation

By:	/s/ Robert P. Robeson
Name:	Robert P. Robeson
Title:	Secretary

MICROSMITH, INC.
an Arizona corporation

By:	/s/ Robert P. Robeson
Name:	Robert P. Robeson
Title:	Secretary

EMPIRE AUTOMATION SYSTEMS, INC.
a New York corporation

By:	/s/ Robert P. Robeson
Name:	Robert P. Robeson
Title:	Secretary

NUMATICS LTD.
a Canadian corporation

By:	/s/ Robert P. Robeson
Name:	Robert P. Robeson
Title:	Secretary

NUMATICS GMBH
a German corporation

By:	/s/ John H. Welker
Name:	John H. Welker
Title:	General Manager

AGENT AND LENDER:

FOOTHILL CAPITAL CORPORATION
a California corporation, as Agent and as Lender

By:	/s/ Vincent J. Egan, Jr.
Name:	Vincent J. Egan, Jr.
Title:	Vice President

LENDERS:

ABLECO FINANCE LLC
a Delaware limited liability company, as a Lender

By:	/s/ Kevin P. Genda
Name:	Kevin P. Genda
Title:	Senior Vice President

HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.
a Delaware limited partnership, as a Lender

By:	Highbridge/Zwirn Capital Management, LLC,
its General Partner

By:	/s/ Daniel B. Zwirn
Name:	Daniel B. Zwirn
Title:	Managing Member

LASALLE BUSINESS CREDIT, LLC
a Delaware limited liability company, as a Lender

By:	/s/ Dale P. Grzenia
Name:	Dale P. Grzenia
Title:	First Vice President